Exhibit 2

ZIONS BANCORPORATION

June 4, 2010	Doyle L. Arnold Vice Chairman Chief Financial Officer

Life Quotes, Inc.

8205 South Cass Avenue

Suite 102

Darien, IL 60561

Attn: President & CEO

Robert S. Bland

1512 Willow Creek Lane

Darien, IL 60561

William V. Thoms

630 North Edgewood

LaGrange Park, IL 60526

Re: Investor Rights Agreement

Gentlemen:

Reference is made to the Investor Rights Agreement dated as of March 1, 2004 by and between the parties listed above and Zions Bancorporation (the “Agreement”).

Zions Bancorporation hereby waives its Tag-Along Rights and its Right of First Refusal as set forth in the Agreement, but only as to the tender offer to be commenced by LQ Acquisition, Inc. as referenced in the attached Share Tender Agreement dated as of June , 2010 by and between LQ Acquisition, Inc. and Zions Bancorporation.

Please sign two original copies of this letter agreement and return one copy to the undersigned.

Very truly yours,

Zions Bancorporation

By:	/s/ D.L. Arnold
Its:	Chief Financial Officer

[Signature Page Follows]

One South Main, 15th Floor, Salt Lake City, UT 84111  |  (801) 844-7639 Fax (801) 524-2129  |  doyle.arnold@zionsbancorp.com

LIFE QUOTES, INC.

By:	/s/ Robert S. Bland
Its:	Chief Executive Officer

Dated: 6-4-10

/s/ Robert S. Bland
ROBERT S. BLAND

Dated: 6-4-10

/s/ William V. Thoms
WILLIAM V. THOMS

Dated: 6-4-10